UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2007

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

1300 Morris Drive Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

AmerisourceBergen Corporation (the “Registrant”), PharMerica, Inc., a wholly-owned subsidiary of Registrant, Kindred Healthcare, Inc., (“Kindred”), Kindred Healthcare Operating, Inc., a wholly-owned subsidiary of Kindred, Kindred Pharmacy Services, Inc., a wholly-owned subsidiary of Kindred, Safari Holding Corporation, Hippo Merger Corporation and Rhino Merger Corporation are parties to a Master Transaction Agreement, dated as of October 25, 2006 (the “Master Transaction Agreement”). The Master Transaction Agreement provides for, among other things, the spin-offs and combination of the institutional pharmacy businesses of Registrant and Kindred to form a new publicly traded company to be named PharMerica Corporation. The parties to the Master Transaction Agreement entered into Amendment No. 1 to the Master Transaction Agreement, dated as of June 4, 2007 (the “Amendment”), providing for the extension of the termination date in the Master Transaction Agreement to September 30, 2007. A copy of the Amendment is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 8.01.	Other Events.

On June 5, 2007, the Registrant and Kindred issued a news release announcing the appointment of four executives who will serve as officers of PharMerica Corporation. The press release also announced that the closing of the transaction is targeted to occur on July 31, 2007. The companies had previously expected to complete the transaction during the second calendar quarter of 2007. A copy of the news release is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1 Amendment No. 1 to the Master Transaction Agreement, dated as of June 4, 2007, among Registrant, PharMerica, Inc., Kindred, Kindred Healthcare Operating, Inc., Kindred Pharmacy Services, Inc., Safari Holding Corporation, Hippo Merger Corporation and Rhino Merger Corporation.

99.1 News Release, dated June 5, 2007, regarding the appointment of officers and expected closing of the transaction to form PharMerica Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: June 6, 2007	By:	/s/ Michael D. DiCandilo
	Name:	Michael D. DiCandilo
	Title:	Executive Vice President and Chief Financial Officer